                                                                  EXHIBIT 2(c)

                                    GUARANTY


                            DATED AS OF MAY 30, 1995


                                       BY

                            THE THOMSON CORPORATION


                                  IN FAVOR OF


                               MARKEL CORPORATION

                               TABLE OF CONTENTS*

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
                                                     ARTICLE I
                                                    DEFINITIONS

Section 1.1.     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 -----------

                                                     ARTICLE II
                                                     GUARANTY

Section 2.1.     The Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 ------------
Section 2.2.     Guaranty Unconditional and Irrevocable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
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Section 2.3.     Reinstatement in Certain Circumstances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
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Section 2.4.     Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 -------
Section 2.5.     Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 -----------
Section 2.6.     No Set-Off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 ----------

                                                    ARTICLE III
                                          REPRESENTATIONS AND WARRANTIES

Section 3.1.     Corporate Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 ----------------
Section 3.2.     Annual Shareholders Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 --------------------------
Section 3.3.     Non-Contravention . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 -----------------
Section 3.4.     Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 --------------

                                                     ARTICLE IV
                                                   MISCELLANEOUS

Section 4.1.     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 -------------
Section 4.2.     Enforcement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 -----------
Section 4.3.     Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 ----------
Section 4.4.     Action by Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 ---------------------
Section 4.5.     Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 ----------------
Section 4.6.     Incorporation by Reference  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 --------------------------





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     *The Table of Contents is not a part of the Guaranty.

                                    GUARANTY


                 This GUARANTY (this "Guaranty") is dated as of May 30, 1995 and is made by The Thomson Corporation, an Ontario corporation (the "Guarantor") for the benefit of Markel Corporation, a Virginia corporation ("Markel"), Lincoln Insurance Company, a Delaware domestic insurance corporation ("LIC"), and their permitted successors, transferees and assigns (Markel, LIC and such successors, transferees and assigns, individually and collectively, the "Beneficiary")

                 Lincoln Insurance Group, Inc., a Delaware corporation ("LIGI"), is the Seller pursuant to a Stock Purchase Agreement dated as of April 5, 1995, as amended by the Amendment thereto dated the date hereof (the "Purchase Agreement") between LIGI and Markel, pursuant to which LIGI is selling to Markel all of the outstanding shares of Common Stock (the "Shares") of LIC. LIGI is the indirect, wholly-owned subsidiary of the Guarantor. Under the Purchase Agreement, LIGI has agreed, subject to certain limitations, to indemnify and hold harmless Markel with respect to certain representations, warranties, covenants and agreements of LIGI set forth therein. In connection with the closing of the purchase of the Shares, LIGI is entering into an Indemnification Agreement dated the date hereof pursuant to which it has agreed, subject to certain limitations, to indemnify and hold harmless Markel with respect to the adequacy of certain of the loss reserves and reserves for uncollectible reinsurance maintained by LIC. The execution and delivery of this Guaranty is a condition for the closing under the Purchase Agreement.

                 NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, the parties agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

                 SECTION 1.1. DEFINITIONS. Terms used herein and not otherwise defined herein which are defined in the Purchase Agreement shall have for the purposes hereof the meanings provided therein.


                                   ARTICLE II
                                    GUARANTY

                 SECTION 2.1. THE GUARANTY. The Guarantor hereby unconditionally guarantees to the Beneficiary the full and punctual payment and performance of all amounts, liabilities or other obligations now or hereafter payable by LIGI to Markel under the Purchase Agreement and any other agreements executed pursuant or incidental to the Purchase Agreement, including, without limitation, the Indemnification Agreement and any other agreements executed pursuant or incidental to the Indemnification Agreement (all such amounts, liabilities and obligations being herein called the "Obligations"). If LIGI shall fail to pay any Obligation when due in accordance with its terms, the Guarantor shall forthwith on written demand of the Beneficiary pay the Beneficiary the amount of such Obligation at the address specified in this Guaranty in immediately available funds.

                 SECTION 2.2. GUARANTY UNCONDITIONAL AND IRREVOCABLE. This is an irrevocable, continuing and unconditional guaranty of payment and not of collection, and the obligations of the Guarantor hereunder are unconditional and absolute and independent and separate from any obligation of LIGI. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be released, discharged or otherwise affected by:

                          (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of LIGI under the Purchase Agreement or the Indemnification Agreement or other document evidencing such Obligation, by operation of law or otherwise;

                          (ii) any modification or amendment or supplement to the Purchase Agreement or the Indemnification Agreement or other document evidencing such Obligation;

                          (iii) any furnishing or acceptance of additional security or any release, substitution, non-perfection or invalidity of any direct or indirect security for any Obligation or any release of any other guarantor or guarantors of the Obligations;

                          (iv) any change in the existence, structure or ownership of LIGI, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting LIGI or its assets or any resulting disallowance, release or discharge of all or any portion of any Obligation;

                          (v) the existence of any claim, set-off or other right which the Guarantor may have at any time against LIGI, the Beneficiary or any other corporation or person, whether in connection herewith or any unrelated transaction; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                          (vi) any failure by the Beneficiary (a) to file or enforce a claim against LIGI or its estate (in a bankruptcy or other proceeding), (b) to give notice to the Guarantor of a breach or default by LIGI under the Purchase Agreement or the Indemnification Agreement, (c) to commence any action against LIGI, (d) to disclose to the Guarantor any facts which Markel may now or hereafter know with regard to LIGI or (e) to proceed with due diligence in the collection, protection or realization upon any collateral securing the Obligations; or

                          (vii) any other act or omission to act or delay of any kind by LIGI or the Beneficiary or any other corporation or person or any other circumstance whatsoever which might, but for the provisions of this clause, constitute a legal or equitable discharge of the Guarantor's obligations hereunder.

                 This Guaranty is and shall remain fully enforceable irrespective of any defenses that LIGI may have or assert in respect of the Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations and accord and satisfaction; provided that the Guarantor does not waive its right to assert any such defenses it may have in respect of the Obligations.

                 SECTION 2.3. REINSTATEMENT IN CERTAIN CIRCUMSTANCES. If at any time any payment by LIGI of any Obligation is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of LIGI or upon or as a result of the appointment of a receiver, intervener or conservator of, or trustee or similar officer for, LIGI or any substantial part of its property or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time. The Guarantor agrees that payment or performance of any of the Obligations or other acts which toll any statute of limitations applicable to the Obligations shall also toll the statute of limitations applicable to the Guarantor's liability hereunder.

                 SECTION 2.4. WAIVERS. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Beneficiary upon this Guaranty or acceptance of this Guaranty, and the Obligations shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty, and all dealings between LIGI or the Guarantor and the Beneficiary shall likewise be conclusively presumed to have taken place or been consummated in reliance upon this Guaranty. The Guarantor unconditionally waives (i) acceptance hereof, diligence, presentment, demand, protest and any notice not provided for herein, including, without limitation, any notice when the Beneficiary exercises rights against LIGI to hold, sell, lease or otherwise dispose of security for any of the Obligations, (ii) any requirement that at any time any action be taken by any corporation or person against LIGI or any other corporation or person or that resort be had to any security for, or other guaranty of, any Obligation, (iii) any defense that may arise by reason of lack of authority of the Guarantor or the lack of authority, death or disability of any other person or entity, (iv) any right that the Guarantor may now or hereafter have under Section 3-606 of the Uniform Commercial Code or otherwise to unimpaired collateral, (v) the defense of commercial unreasonableness with respect to the Beneficiary's exercise of any rights or remedies against any direct or indirect security for the Obligations or (vi) any defense based upon any fact or condition set forth in clauses (i) through (vii) of Section 2.2.

                 Without limiting the generality of the foregoing, the Guarantor acknowledges and agrees that the Beneficiary is not required to enforce any remedies against LIGI or any other party now or hereafter liable or contingently liable to the Beneficiary on account of the Obligations as a condition to payment or performance by the Guarantor hereunder. Nor is the Beneficiary required to seek to enforce, or resort to any remedies with respect to, any security interest, lien or encumbrance now or hereafter granted to the Beneficiary by LIGI or any other Person.

                 SECTION 2.5. SUBROGATION. Upon making any payment hereunder, the Guarantor shall be subrogated to the rights of the payee against LIGI with respect to such payment; provided that the Guarantor shall not enforce any payment by way of subrogation until all amounts payable with respect to the Obligations have been paid in full.





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
                 SECTION 2.6. NO SET-OFF. No act or omission of any kind or at any time on the part of the Beneficiary in respect of any matter whatsoever shall in any way affect or impair the rights of the Beneficiary to enforce any right, power or benefit under this Guaranty, and no set-off, claim, reduction or diminution of any obligation or any defense of any kind or nature which the Guarantor has or may have against the Beneficiary shall be available against the Beneficiary in any suit or action brought by the Beneficiary to enforce any right, power or benefit provided for by this Guaranty; provided that nothing herein shall prevent the assertion by the Guarantor of any such claim by separate suit or compulsory counterclaim. Nothing in this Guaranty shall be construed as a waiver by the Guarantor of any rights or claims which it may have against the Beneficiary hereunder or otherwise, but any recovery upon such rights and claims shall be had from the Beneficiary separately, it being the intent of this Guaranty that the Guarantor shall be unconditionally and absolutely obligated to perform fully all its obligations, covenants and agreements hereunder for the benefit of the Beneficiary.



                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

                 The Guarantor represents and warrants that:

                 SECTION 3.1. CORPORATE STATUS. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario, and has the corporate power and authority to execute and deliver this Guaranty. The Guarantor is the ultimate parent corporation of LIGI.

                 SECTION 3.2. ANNUAL SHAREHOLDERS REPORT. The Guarantor has delivered to the Beneficiary a true and complete copy of its annual report to shareholders for the year ended December 31, 1994, which contains a true and complete copy of the audited consolidated financial statements for the Guarantor and its subsidiaries for the year ended December 31, 1994.

                 SECTION 3.3. NON-CONTRAVENTION. The execution, delivery and performance by the Guarantor of this Guaranty require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute (with or without the giving of notice or lapse of time or both) a default under, any provision of applicable law or of any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting the Guarantor.

                 SECTION 3.4. BINDING EFFECT. This Guaranty constitutes a legal, valid and binding agreement of the Guarantor, enforceable against it in accordance with its terms, except as enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity.

                                   ARTICLE IV
                                 MISCELLANEOUS

                 SECTION 4.1. GOVERNING LAW. This Guaranty shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements to be performed entirely within such State.

                 SECTION 4.2. ENFORCEMENT. The Beneficiary may enforce this Guaranty either by action at law, suit in equity or other proceeding, and it shall not be necessary to make LIGI a party to any such action, suit or proceeding. The Guarantor will pay all reasonable fees (including, without limitation, reasonable attorney's fees), costs and expenses incurred by the Beneficiary in connection with enforcing this Guaranty or in collecting any or all of the Obligations.

                 SECTION 4.3. ASSIGNMENT. In the event that Markel sells LIC to, or merges LIC with, any subsidiary of Markel, an insurance company rated "A-" or better by A. M. Best Company or to such other entity as shall be approved by LIGI, which approval shall not be unreasonably withheld or delayed, such entity to whom Markel sells LIC, or with which LIC merges, shall have all of the rights of Markel under this Agreement; provided, that any such assignment shall not increase the Guarantor's liability hereunder. Except as provided in the immediately preceding sentence, neither party may assign its rights or obligations under this Guaranty without the prior written consent of the other party.

                 SECTION 4.4. ACTION BY BENEFICIARY. Any action pursuant to this Guaranty may be taken by any Beneficiary acting alone; provided, that any action taken by any Beneficiary shall be binding upon all of the other Persons included in the Beneficiary.

                 SECTION 4.5. ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

                 SECTION 4.6. INCORPORATION BY REFERENCE. The provisions of Sections 11.2, 11.3, 11.6, 11.9, 11.12, 11.13 and 11.14 of the Purchase
Agreement are hereby incorporated by reference herein and shall be fully applicable hereto, with the term "Agreement" as used therein being deemed references to this Guaranty, the term "Buyer" as used therein to be deemed references to the Beneficiary and the term "Seller" as used therein to be deemed references to the Guarantor.

                       IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the day and year first above written.


                                          THE THOMSON CORPORATION


                                          By                           (SEAL)
                                            ---------------------------
                                            Title:





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